UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Clean Energy Combustion Systems, Inc.
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CLEAN ENERGY
Combustion Systems Inc.

June 25, 2003

To Our Shareholders:

I am pleased to invite you to attend the 2003 Annual Meeting of Shareholders of Clean Energy Combustion Systems, Inc., to be held on Friday, July 25, 2003, at 1:00 p.m., Pacific Coast Time, at Clean Energy's offices located at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada.

In anticipation of the annual meeting, we enclose for your review a formal Notice of Annual Meeting and Proxy Statement which describes the business to come before the meeting, and a proxy card. We also enclose a copy of our Annual Report on Form 10-K for our 2003 fiscal year, which provides additional current information relating to Clean Energy and our business.

If you hold either our common stock or series 'B' preferred stock as of the close of business on June 14, 2003, you will be entitled to vote at the annual meeting. The principal purpose of the annual meeting, as more particularly described in the enclosed Notice of Annual Meeting and Proxy Statement, is to elect six directors to our board of directors and to ratify the appointment of our independent auditors. You should note that our board of directors unanimously recommends a vote for each of the nominated directors, as well as the other proposals. Please note that we plan to conduct a short meeting to focus on these items, and related discussion. After that, we will provide time for your questions and comments.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. For that reason we request that you submit your proxy as soon as possible. If you decide to attend the annual meeting, and desire to vote your shares personally, you will of course have that opportunity.

We would like to express our appreciation for your continued interest in Clean Energy, and hope you can be with us at the annual meeting.

Sincerely
/s/ R. Dirk Stinson
R. Dirk Stinson Chief Executive Officer and President

7087 MacPherson Avenue, Burnaby, British Columbia, Canada V5J 4N4

Tel: (604) 435-9339        Fax: (604) 435-9329

CLEAN ENERGY
Combustion Systems Inc.

2003 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
Date and Time	Friday, July 25, 2003, at 1:00 p.m., Pacific Coast Time.
Place	7087 MacPherson Avenue, Burnaby, British Columbia, Canada.
Items of Business

  To elect six directors to serve until the Annual Meeting of Shareholders to be held in the year 2004;

  To ratify the appointment of Okada Staley & Partners as our independent auditors for the fiscal year ended December 31, 2003; and

  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Who May Vote	You may vote if you are a holder of our common stock or series 'B' preferred stock as of the record date for our annual meeting.
Record Date	June 14, 2003
Annual Report	Our 2002 Annual Report on Form 10-K, which is not a part of our proxy soliciting materials, is enclosed.
Voting By Proxy

Please submit a proxy as soon as possible so that your shares can be voted at the annual meeting in accordance with your instructions. For specific instructions, please refer to the "Questions And Answers" section beginning on page * of this proxy statement and the instructions on the proxy card.

Mailing Date	This Notice of Annual Meeting and Proxy Statement and accompanying Proxy Card and Annual Report on Form 10-K are being distributed on or about June 25, 2003

QUESTIONS AND ANSWERS

Q:  Why Am I Receiving These Materials?

A:  The board of directors of Clean Energy Combustion Systems, Inc., a Delaware corporation (sometimes referred to in these proxy materials as "we," "our company" or "Clean Energy"), is providing these proxy materials to you in connection with our annual meeting of shareowners to be held on July 25, 2003. As a holder of record or beneficial owner of our Clean Energy common stock, series 'A' preferred stock or series 'B' preferred stock (sometimes referred to in these proxy materials as our "common shares," "series 'A' preferred shares" or "series 'B' preferred shares," respectively), you are invited to attend the annual meeting. If you are a holder of record or beneficial owner of either our common or series 'B' preferred shares (sometimes referred to in these proxy materials as a "common shareholder" and "series 'B' preferred shareholder," respectively), you will be entitled to and requested to vote on the proposals described in this proxy statement reserved for your class of Clean Energy stock. If you are a holder of record or beneficial owner of our series 'A' preferred shares (sometimes referred to in these proxy materials as a "series 'A' preferred shareholder") you are also invited to attend the annual meeting, although, as discussed below, there are no proposals scheduled to be voted on which require your vote.

Q:  What Information Is Contained In These Materials?

A:  The information included in this proxy statement relates to the proposals to be voted on at the meeting and the voting process, as well as additional information concerning Clean Energy we are required to give you under the regulations of the United States Securities and Exchange Commission (the "SEC"). We are also including with this proxy statement our annual report on form 10-K for fiscal 2002, which includes an updated description of our business and full consolidated audited financial statements for our most recent fiscal year ended December 31, 2002.

Q:  What Proposals Are Our Common And Series 'B' Preferred Shareholders Entitled To Vote Upon At Our Annual Meeting?

A:  There are two proposals scheduled to be voted on at the annual meeting by our common and series 'B' preferred shareholders, voting together as a single class:

  the election of six directors, and

  the ratification of Staley Okada & Partners as our independent auditors for fiscal 2003.

Q:  What Is Clean Energy's Voting Recommendation To Our Common And Series 'B' Preferred Shareholders?

A:  Our board of directors recommends to our common and series 'B' preferred shareholders that you vote your shares "FOR" each of the six director nominees to our board of directors, and "FOR" the ratification of Staley Okada & Partners as our independent auditors for fiscal 2003.

Q:: What Proposals Are Our Series 'A' Preferred Shareholders Entitled To Vote Upon At Our Annual Meeting?

A:  There are no proposals scheduled to be voted on at the annual meeting by our series 'A' preferred shareholders. While our series 'A' preferred shareholders are entitled to designate or appoint one or more directors under our certificate of incorporation, they have advised us that they will decline to do so at this time.

Q:  What Shares Can I Vote?

A: You may vote all common and series 'B' preferred shares which you own as of the close of business on June 15, 2003, the record date for this annual meeting. These shares include shares held directly in your name as the shareowner of record, and shares held for you as the beneficial owner through a stockbroker or bank.

Q:  How Can I Vote My Shares In Person At The Meeting?

A:  Yes, you may vote your shares in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification.

Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:  How Can I Vote My Shares Without Attending The Meeting?

A:  You should submit your proxy directly to Clean Energy's stock transfer and registrar, Jersey Transfer & Trust Company, either by mail or by facsimile. Jersey Transfer & Trust Company's address is 201 Bloomfield Avenue, Verona, New Jersey, USA 07044, and its telephone and facsimile numbers are (973) 239-2712 and (973) 239-2361, respectively.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How Are Votes Counted?"

Q:  Can I Change My Vote?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:  How Are Votes Counted?

A: In the election of directors, you may vote "FOR" all of the nominees for which your class of Clean Energy securities entitle you to vote, or your vote may be "WITHHELD" with respect to one or more of those nominees.

For the other proposals for which your class of Clean Energy stock entitles you to vote, including the ratification of the appointment of our independent auditors, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST."

If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors, i.e.:

  with respect to the election of nominees to our board of directors, "FOR" all of Clean Energy's nominees for which your class of Clean Energy securities entitle you to vote;

  with respect to the ratification of independent auditors for fiscal 2003, "FOR" the ratification of Staley Okada & Partners; and

  with respect to any other matters that properly come before the meeting for which your class of Clean Energy stock entitles you to vote, in the discretion of the proxy holders as discussed below in "Q:  What Happens If Additional Proposals Are Presented At The Meeting?"

Each of our director nominees has consented to his nomination for election. Should any director nominee no longer remain a candidate at the time of our annual meeting, your proxy card will be voted for the election of a replacement nominee to be designated by our board of directors to fill that vacancy.

Q:  What Is The Voting Requirement To Approve Each Of The Proposals?

A:  In the case of the election of the director positions, the six persons receiving the highest number of "FOR" votes by the holders of our common and series 'B' preferred stock voting as a single class will be elected. All other proposals, including the ratification of the appointment of our independent auditors, require the affirmative "FOR" vote of a majority of those shares present and entitled to vote.

Q:  Do I Need An Admission Ticket To Attend The Meeting?

A:  All Clean Energy shareholders are welcomed to attend our annual meeting. You will, however, be required to provide proof of identification should you desire to vote your shares at the annual meeting

Q:  Where Can I Find The Voting Results Of The Meeting?

A:  We will announce preliminary voting results at the meeting and publish final results in our quarterly report on form 10-Q for the third quarter of fiscal year 2003, which we expect to file with the SEC on or before November 14, 2003.

Q:  What Happens If Additional Proposals Are Presented At The Meeting?

A: Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, namely, Messrs. R. Dirk Stinson (our Chief Executive Officer and President) and Barry A. Sheahan (our Chief Financial Officer), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our board of directors.

Q:  What Classes Of Shares Are Entitled To Vote At the Meeting?

A:  Generally speaking, our common and series 'B' preferred shareholders are entitled to vote as a single class on all matters that affect our company, with the exception of selected matters enumerated in our certificate of incorporation that are subject to the consent of or reserved for our series 'A' preferred shareholders. These matters generally relate to the appointment of one or more directors and actions that may adversely affect the rights and privileges reserved for that class of securities.

Each share of common stock, series 'A' preferred stock and series 'B' preferred stock outstanding as of the close of business on the record date (June 15, 2003) will be entitled to one vote on all proposals being voted upon at the annual meeting by that class of securities, including any additional proposals. As of the record date, there were 11,407,668 common shares, 1,000 series 'A' preferred shares, and 241,668 series 'B' preferred shares issued and outstanding.

Q:  What Is The Quorum Requirement For The Meeting?

A:  The quorum requirement for holding our annual meeting and transacting business is a majority of the outstanding shares of the classes of our securities entitled to vote at that meeting-i.e., our common stock and series 'B' preferred stock as a single class, and our series 'A' preferred stock should any matter requiring their vote be raised-present in person or represented by proxy and entitled to be voted. Abstentions are counted as present for the purpose of determining the presence of a quorum.

Q:  Is Cumulative Voting Permitted For The Election Of Directors?

A:  Cumulative voting does not apply to our annual meeting as we are not required under Delaware corporate law, and have not elected under our certificate of incorporation or bylaws, to provide for cumulative voting.

Q:  Who Will Count The Votes?

A:  A representative of our company will tabulate the votes and act as the inspector of election.

Q:  Who Will Bear The Cost Of Soliciting Votes For The Meeting?

A:  Clean Energy will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for those solicitation activities.

Q:  May I Propose Actions For Consideration At Next Year's Annual Meeting Of Shareowners Or Nominate Individuals To Serve As Directors?

A:  You may submit proposals for consideration at future shareowner meetings, including director nominations.

Nomination Of Director Candidates:  You may propose director candidates for consideration by our board of directors. Any recommendations for director candidates should be directed to Clean Energy's corporate secretary at our executive offices in Burnaby, British Columbia, Canada. In addition, our bylaws permit shareowners to nominate directors at a shareowner meeting. In order to make a director nomination at a shareowner meeting, it is necessary that you notify Clean Energy not fewer than 120 days in advance of the day specified as the mailing date in our proxy statement for the prior year's annual meeting of shareowners. Thus, since June 25, 2003 is specified as the mailing date in this year's proxy statement, in order for any such nomination notice to be timely for next year's annual meeting, it must be received by Clean Energy not later than February 25, 2003 (i.e., 120 days prior to June 25, 2003). In addition, the notice must meet all other requirements contained in our bylaws.

Any nomination for a director nominee must contain the following information:

  the nominee's name, age, business address and, if known, residence address;

  the nominee's principal occupation or employment; and

  the number of shares of each class of our stock which the nominee beneficially owns.

No person may be elected as a director unless he or she has been nominated by a holder of our common stock in the manner just described.

Shareowner Proposals:  In order for a shareowner proposal to be considered for inclusion in Clean Energy's proxy statement for next year's annual meeting, we must also receive the written proposal by no later than the previously noted February 25, 2003. These proposals must also comply with SEC regulations regarding the inclusion of shareowner proposals in company-sponsored proxy materials. Similarly, in order for a shareowner proposal to be raised from the floor during next year's annual meeting, we must receive written notice by no later than February 25, 2003, and shall contain such information as required under our bylaws.

We suggest that any nominations or proposals be submitted by certified mail-return receipt requested. Clean Energy reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

Copy Of Bylaw Provisions:  You may contact Clean Energy's corporate secretary at our headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareowner proposals and nominating director candidates.

Q:  How Are Transactions Denominated in Canadian Dollars Converted Into U.S. Dollars For Purposes Of This Proxy Statement?

A:  All references to "dollars" in this proxy statement refer to United States or "U.S." dollars, unless specific reference is made to Canadian or "CDN" Dollars. Since   certain information contained in this proxy statement, principally salary amounts, have been converted into U.S. dollars in order to satisfy reporting rules. As a general rule of thumb, information relating to historical amounts paid over a period of time are converted at the average exchange rate for that period, while information relating to amounts that will be paid over a prospective period of time are converted at the exchange rate as of the date of this proxy statement or other indicated date.

Q:  How Can I Get Further Information?

A: I f you have questions or need more information about the annual meeting, please write to Clean Energy at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4. You may also contact Clean Energy investor relations by telephone at (604) 435-9339 or by fax (604) 435-9329 or by e-mail at shareinfo@clean-energy.com.

Any questions you may have relating to title to your securities or your address of record should be addressed to Clean Energy's stock transfer and registrar, Jersey Transfer & Trust Company, 201 Bloomfield Avenue, Verona, New Jersey, USA 07044. You may also contact Jersey Transfer & Trust Company by telephone and facsimile at (973) 239-2712 and (973) 239-2361, respectively.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Vote reserved for common and series 'B' preferred shareholders

There are six nominees for election to our board of directors as directors this year, namely, Messrs. R. Dirk Stinson, Barry A. Sheahan , John P. Thuot , L. Clive Boulton , William D. Jackson and John L. Howard . Each of the nominees has served as a director since our last annual meeting. Information regarding the business experience of each of these nominees is provided below. The directors are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified. There are no family relationships among our executive officers and directors except as described below.

The designated proxy holders will vote each proxy received by them from our common and series 'B' preferred shareholders as directed on their proxy cards or, if no direction is made, for the six nominees named above. If any of these nominees should be unable or unwilling to serve, the discretionary authority granted to the proxy holders as provided in the proxy card will be exercised to vote for a substitute nominee designated by our board of directors. We have no reason to believe that any substitute nominee will be required.

The six nominees receiving the highest number of votes cast by our common and series 'B' preferred shareholders, voting as a single class, will be elected to fill the six director positions. The proxies cannot be voted for more than six nominees.

Our board of directors recommends to our common and series 'B' preferred shareholders that you vote "FOR" the election of Messrs. Stinson, Sheahan, Thuot, Boulton, Jackson and Howard as our six directors. Proxies solicited by our board of directors will be so voted unless the common shareholder tendering the proxy specifies otherwise.

R. Dirk Stinson Age 51 Director since January 2000

Mr. Stinson was a founder of Clean Energy in March 1999, and has been its Chief Executive Officer and President since October 18, 2002. Prior to his appointment as Chief Executive Officer and President, Mr. Stinson was a business management consultant and private investor with a background in the heat transfer and oil and gas exploration industries. Most recently, Mr. Stinson has served as a director since January 1996 through December 2000, and President from January 1996 through April 1999, of Energy Exploration Technologies, a publicly traded wide-area oil and gas exploration reconnaissance technology company. In September 1995 Mr. Stinson co-founded Energy Exploration Technologies' privately-held predecessor company, Pinnacle Oil Inc., of which he served as President and a director through April 1999.

Prior to forming Energy Exploration Technologies, Mr. Stinson worked for over twenty years as a business management consultant and entrepreneur. From 1980 through 1989, Mr. Stinson managed a number of businesses in Hawaii, including Commercial Energy Systems, Inc., the Industrial and Commercial division of PRI Energy Systems, and Pacific Marine. Following his return to Canada in 1990, Mr. Stinson worked in the automobile industry primarily in the fleet and lease sales, and as fleet and lease manager for a Nissan dealership. From 1992 to 1994, Mr. Stinson worked as a sales executive for Premier Plastics Ltd. and Century Plastics Ltd. and, in 1995, became the President of EIC-Energy Interface Corporation in Vancouver, British Columbia, Canada, a wholly-owned subsidiary of International Parkside Products, Inc. Mr. Stinson studied Communication Arts at the Southern Alberta Institute of Technology

Barry A. Sheahan Age 52 Director since March 1999

Mr. Sheahan was a founder of Clean Energy in March 1999, and has been its Chief Financial Officer and Secretary since that date. Mr. Sheahan is a chartered accountant who earned his C.A. designation in 1982 after ten years in the financial services industry. He was immediately accepted into partnership with a regional firm and, in 1984 started his own practice in Vancouver, British Columbia. Over the next ten years he continued to provide accounting and tax advisory services, developing a clientele of over 1,000, at which time he sold his practice in order to enable him to focus on a few key corporate clients, primarily technology companies. Since 1994 and before becoming Clean Energy's Chief Financial Officer in March 1999, Mr. Sheahan acted as a financial consultant to several companies, including the BO Group of Companies.

John P. Thuot Age 55 Director since March 1999

Mr. Thuot was a founder of Clean Energy in March 1999, and was its President from its formation through October 18, 2002. Mr. Thuot has been involved with our pulse combustion technology for over fourteen years, including through his involvement with the BO Group of Companies. Mr. Thuot has served as Secretary and Treasurer for BO Development Enterprises Ltd., since 1988. In 1994, he assumed the position of Vice President and Chief Operating Officer of BO Tech Burner Systems Ltd. In 1995, he also assumed the role of Vice President and Chief Operating Officer of BO Gas Limited. Before his involvement with the BO Group, Mr. Thuot was Fire Material Coordinator for the Cassiar Forest District, Government of British Columbia, from 1986 to 1988. From 1978 to 1986 he was part owner and Operations manager of J&J Placer Mining, a placer gold operation in the Cassiar-Dease Lake area of northern British Columbia. Mr. Thuot served as electrical foreman for Commercial-Federal Electric from 1976 to 1978. Prior to that, Mr. Thuot was part owner and Electrical Supervisor for L&H Construction in Grand Forks, British Columbia from 1974 to 1976, an account executive for GWG Limited of Edmonton, the largest clothing manufacturing company in Canada, from 1970 to 1974, and an operator of the world's largest rotary kiln of its day for Northwood Pulp in Prince George, British Columbia, from 1968 to 1970. Mr. Thuot is a graduate of Regiopolis College, Kingston, Ontario.

Mr. Thuot has served on Clean Energy's audit committee since its inception in March 2003.

L. Clive Boulton Age 49 Director since June 2000

Mr. Boulton is a commercial litigation partner at, and since 1986 has been employed by, DuMoulin & Boskovich, a Vancouver-based Canadian law firm which has provided corporate legal services to Clean Energy since our founding. Mr. Boulton received his LL.B. degree from the University of British Columbia in 1978 and is a member of the Law Society of British Columbia.

Mr. Boulton has served on Clean Energy's audit committee since its inception in March 2003.

William D. Jackson Age 76 Director since February 2001

Dr. Jackson is an internationally recognized expert in energy and environmental systems and is President and Technical Director of the HMJ Corporation, a Washington D.C.-based research and development consulting firm. Dr. Jackson has over thirty years experience in both research and development and project management. His principal area has been the development and commercialization of advanced energy technologies for both terrestrial and space applications. He served for five years as Director of the U.S. Department of Energy's Magnetohydrodynamics Power Generation Division. Through this work, he has become expert in the fluid dynamics, chemistry and electrical properties of pulse combustion. He is also currently an Adjunct Professor of Engineering at the George Washington University where he teaches advanced power and environmental courses. In addition to his duties as a director of Clean Energy, Dr. Jackson will act as our Principal Scientist. Dr. Jackson will also be offering his extensive connections and experience toward the attainment of contracts and the preparation of research and development grants. Dr. Jackson holds B.Sc. and Ph.D. degrees from the University of Glasgow in Glasgow, Scotland.

John L. Howard , Q.C. Age 71 Director since March 2002

Mr. Howard has had a long and distinguished career in law, business and government. Most recently until his retirement in October 1996, Mr. Howard served as Senior Vice-President, Law and Corporate Affairs, of MacMillan Bloedel Limited, one of Canada's largest forest and paper products companies until its acquisition by the Weyerhaeuser Company in 1999. He first joined MacMillan Bloedel Limited in 1979 as Vice-President and General Counsel, and in 1981 was appointed Senior Vice-President, Law and Corporate Affairs, with responsibility for the administration of legal and government affairs, as well as management of other internal support services.

Prior to joining MacMillan Bloedel, Mr. Howard spent twelve years as a federal public servant administering regulatory programs, including eight years as Assistant Deputy Minister in Consumer and Corporate Affairs Canada. In these capacities Mr. Howard was directly responsible for administering regulatory programs relating to labor unions, corporations, securities markets and bankruptcies, and indirectly involved in programs relating to consumer protection, competition law and patent and trademark law. During this period Mr. Howard authored or consulted in the publication of several major policy studies relating to the regulation of corporations, bankrupt estates, mutual funds and securities markets, and co-drafted several federal bills or proposed bills relating to these subjects. Mr. Howard also participated in developing Canadian accounting standards for public companies as a member and chairman of the Accounting Research Advisory Board of the Canadian Institute of Chartered Accountants.

Mr. Howard holds a bachelor of commerce degree and a bachelor of law degree from the University of British Columbia, and a masters of law degree from Harvard University. In recognition of his contributions in the field of law, Mr. Howard was appointed a Canadian Queen's Counsel or Q.C. in 1977. He is also a member of the Law Society of British Columbia and a former member of the Law Society of Quebec.

Mr. Howard has served on Clean Energy's audit committee since its inception in March 2003.

PROPOSAL NO. 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Vote reserved for common and series 'B' preferred shareholders

The audit committee of our board of directors has recommended, and our board has approved, the appointment of Staley Okada & Partners as our independent auditors for our 2003 fiscal year. Staley Okada & Partners also served as our independent auditors for our 2002 fiscal year, having replaced Deloitte & Touche LLP in early 2002 as discussed below. Since we believe it is important for Clean Energy to receive your input on our selection of independent auditors for our company, that appointment is being presented to you for ratification. We expect a representative of Staley Okada & Partners will attend the annual meeting, and we will extend the opportunity to the representative to make a statement if he or she desires to do so. This representative will also be available to answer any questions you may have.

On March 21, 2003, our board of directors formally terminated Deloitte & Touche LLP as our independent auditors, and appointed Staley Okada & Partners as our new independent auditors. This action was taken solely for cost considerations. Deloitte & Touche audited our consolidated financial statements for our two fiscal years ended December 31, 2001, and reviewed our consolidated financial statements for each of our three fiscal quarters ended September 30, 2002. The report of Deloitte & Touche accompanying the audit for our two fiscal years ended December 31, 2001 was not qualified or modified as to audit scope or accounting principles and did not contain an adverse opinion or disclaimer of opinion.

During our two fiscal years ended December 31, 2001, and also during the subsequent interim period through the date of termination, there were (1) no disagreements between Clean Energy and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined in SEC Regulation 229.304(a)(1)(v); and (3) no matters identified by Deloitte & Touche involving our internal control structure or operations which was considered to be material weakness.

During our two most recent fiscal years ended December 31, 2002, and also during the subsequent interim period through the date of engagement of Staley Okada & Partners, Clean Energy did not consult with Staley Okada & Partners regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding our financial statements, nor did we consult with Staley Okada & Partners with respect to any accounting disagreement or any reportable event at any time prior to the appointment of that firm.

Summarized below is the aggregate amount of professional fees billed by Deloitte & Touche with respect to fiscal 2002 for the following enumerated services:

Audit and financial statement review fees	$ 10,586.77
Financial information systems design and implementation fees	$ 0
All other fees, including tax consultation and preparation	$ 0

Our audit committee and board of directors have not to date considered whether the provision by Staley Okada & Partners of any non-audit services including those described above would be incompatible with maintaining its independence as our auditor.

You should note that your ratification of our selection of Staley Okada & Partners as our independent auditors for our 2003 fiscal year is advisory only and not binding upon Clean Energy, although our audit committee will seriously consider your objections in not ratifying the appointment. Even if our audit committee were to seek other independent auditors as a consequence of your objections, it is likely, because of the difficulty and expense of making any change in independent auditors so long after the beginning of the current year, that the appointment of Staley Okada & Partners would stand for our 2003 fiscal year unless the audit committee were to find other good reason to make a change. Our audit committee also reserves the right to engage any other independent auditors at any time, notwithstanding your ratification of Staley Okada & Partners as our independent auditors for fiscal 2003, should it deem it to be in the best interests of Clean Energy and its shareholders.

Our board of directors recommends that you vote "FOR" the ratification of the appointment of Staley Okada & Partners as our independent auditors for our 2003 fiscal year. Proxies solicited by our board of directors will be so voted unless the holder of common stock tendering the proxy specifies otherwise.

PROPOSAL NO. 3:   OTHER MATTERS

The enclosed proxy card gives the proxy holder discretionary authority to vote the shares held by the shareholder tendering the proxy in accordance with the proxy holder's best judgment with respect to all additional matters which might come before the annual meeting. In addition to the scheduled items of business, the annual meeting may consider shareholder proposals omitted from this proxy statement pursuant to the SEC's proxy rules and matters related to the conduct of the annual meeting. At the date of printing of this proxy statement, we are not aware of any other matter which would be presented for action before the annual meeting.

BOARD OF DIRECTORS

Our board of directors was comprised of seven directors for most of fiscal 2002, and held three meetings during that fiscal year. No director attended less than 75% of the total number of those meetings. Our board of directors also approved numerous additional corporate matters during fiscal 2002 through unanimous written consents. The size of our board was decreased to six directors in January 2003 as the result of the resignation of Mr. John D. Chato.

At present, our board of directors consists of six members, all of whom are of whom are appointed by our common and series 'B' preferred shareholders, and none of whom are presently acting for our series 'A' preferred shareholders. Specifically, our bylaws permit our board of directors to fix the number of its authorized members from two to twelve. Our series 'A' preferred shareholders are given the additional right to appoint a number of "series 'A' directors" which would, when aggregated with the number of our non-series 'A' directors, equal one-fourth of the aggregate number of directors, or the minimum whole number in excess of one-fourth should the aggregate number of directors not be a multiple of four. Some of the provisions contained in our certificate of incorporation and bylaws govern and, in some cases circumscribe, the rights of our shareholders to appoint or remove directors, and to call special meetings or take actions by written consent. Since we currently have six directors, we would be obligated under our certificate of incorporation to appoint two series 'A' directors were our series 'A' preferred shareholders to exercise their appointment rights.

Our certificate of incorporation specifically provide that our common and series 'B' preferred shareholders shall have no right to vote for our series 'A' directors, and our series 'A' preferred shareholders shall have no right to vote for our non-series 'A' directors. The removal of any series 'A' director shall require only the affirmative vote of holders of a majority of the then outstanding shares of our series 'A' preferred stock. The vacancy of any non-series 'A' director position, from whatever cause, shall require only the affirmative vote of holders of a majority of the then outstanding shares of our common and series 'B' preferred stock, voting as a class.

STANDING BOARD COMMITTEES AND INDEPENDENCE OF DIRECTORS

On March 21, 2003, our board of directors established an audit committee, comprised of Messrs. John L. Howard , L. Clive Boulton and John P. Thuot . Prior to the establishment of the audit committee, matters relating to the appointment of our independent auditors and the audit of our financial statements were handled by our board of directors. Our board has not established any other committees, including compensation or nominating committees, to date, and does not anticipate it will do so until the company makes application for a listing on an established exchange.

The audit committee's duties include recommending to our board of directors the engagement of or change in our independent auditors, reviewing the results of the auditor's examination of our periodic financial statements, and determining the independence of those accountants. Concurrent with its establishment, our audit committee adopted a written charter, a copy of which is attached as an appendix to this proxy statement. The audit committee charter specifies that the Board shall, when making appointments to the Committee, endeavor to the extent practicable to ensure that:

  at least two members of the Board are appointed to the audit committee;

  a majority of the members of the audit committee are independent;

  a majority of the members of the audit committee have the ability to read and understand Clean Energy's basic financial statements or shall at the time of appointment undertake training for that purpose; and

  at least one member of the audit committee has accounting or financial management expertise.

Of the three current members of our audit committee, only Messrs. Howard and Boulton would be considered as independent, insofar as Mr. Thuot would not be considered independent by reason of his indirect ownership of 5% or more of our common shares, and only Mr. Howard would be considered to have the overall accounting or financial management expertise required of at least one director under the Charter.

COMPENSATION OF DIRECTORS

We compensate our directors who are not executive officers for serving on our board of directors through the grant of options tied to their continued service on our board. In connection with the foregoing policy, we have to date granted the following outstanding director options to purchase unregistered shares of our common under our 1999 Clean Energy Combustion Systems, Inc. Stock Plan stock to our directors as an inducement for serving on our board of directors:

Name	Grant Date	Amount	Exercise Price

R. Dirk Stinson	January 20, 2000	60,000 common shares	$2.00
L. Clive Boulton	February 8, 2001	60,000 common shares	$2.00
William D. Jackson	February 8, 2001	60,000 common shares	$2.00
John L. Howard	March 15, 2002	60,000 common shares	$2.00

The $2 per share exercise price all of the foregoing director options was fixed based upon the exercise price fixed for options previously granted to our executive officers acting in that capacity. The options for Messrs. Stinson, Jackson and Howard vest in equal installments upon the conclusion of his first through third annual anniversary of service on our board of directors, while the options for Mr. Boulton were vested one-third upon date of grant, with the balance to be vested in equal installments upon the conclusion of the first and second anniversaries of the date of grant based upon continued service on our board of directors. All of the foregoing director options lapse, if unexercised, five years following the date of vesting.

We also reimburse our directors for any reasonable out-of-pocket expenses they may incur in connection with attendance at board meetings.

We do not generally compensate our directors who are also executive officers for serving on our board since they already receive compensation in the form of salary and option grants tied to their continued employment as executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2002, there were no actions taken by our board of directors relating to the compensation of any of our executive officers who were also serving as one of our directors (each of whom is referred to in this proxy statement as an "executive officer-director").

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Set forth below are Clean Energy's executive officers and a summary of their business experience:

R. Dirk Stinson Age 51 Chief Executive Officer and President	For a summary of Mr. Stinson's business experience, see "Proposal No. 1: Election of Directors" above.
Barry A. Sheahan Age 51 Chief Financial Officer and Secretary	For a summary of Mr. Sheahan's business experience, see "Proposal No. 1: Election of Directors" above

Ownership Of Securities By Management And Principal Shareholders

The following table sets forth certain selected information, computed as of April 30, 2003, about the amount and nature of our securities "beneficially owned" (as that term is defined below) by the following persons as of that date:

  each of our current directors and director-nominees;

  each of our executive officers (as that term is defined below);

  each person who is a beneficial owner of more than 5% of any class of our outstanding securities with voting rights; and

  the group comprised of our current directors, director-nominees and executive officers.

The following tables have been prepared under to SEC rules, pursuant to which a person is deemed to "beneficially own" any securities over which he or she has or shares either investment or voting power. As a result, several persons may report ownership of the same shares for purposes of this table, even though they may have no pecuniary interests in those shares. Pursuant to SEC rules, a person is also deemed to own shares issuable under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of calculation, even if not in the money. You should note that the method of calculation for this table differs from that used to calculate beneficial ownership for other reports required under the federal securities laws, including section 16 of the Exchange Act which calculates beneficial ownership based solely upon pecuniary interests.

Under SEC rules, a company's "executive officers" includes its president, secretary, chief financial officer or treasurer, any vice-president in charge of a principal business function such as sales, administration or finance, and any other person who performs similar policy making functions for the company.

This information contained in this table was given to us by our shareholders. We believe that each of these individuals or entities has sole or shared investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

	Common Stock (2)		Series 'A' Preferred Stock (2)		Series 'B' Preferred Stock (2)

Name (1)	Amount	%	Amount	%	Amount	%

R. Dirk Stinson (3)(4)(5)	2,786,839 (6)	24.3%	1,000 (7)	100%	125,001 (7)	71.4%
Barry A. Sheahan (3)(4)	320,468 (8)	2.8%	-	-	-	-
John P. Thuot (3)(4)(5)	902,476 (9)	7.8%	-	-	-	-
L. Clive Boulton (4)	176,396 (10)	1.5%	-	-	-	-
William D. Jackson (4)	40,000 (11)	-	-	-	-	-
John L. Howard (4)	20,000 (12)	-	-	-	-	-
Ravenscraig Properties Limited (5)	2,786,839 (13)	24.3%	1,000	100%	125,001	71.4%
JPT 2 Holdings Ltd. (5)	902,476 (14)	7.8%	-	-	-	-
J9 Enterprises Ltd. (5)	1,981,201 (15)	17.2%	-	-	-	-
Executive officers and director-nominees as a group	4,246,179 (16)	36.0%	1,000	100%	125,001	71.4%

* Less than one-tenth of one percent.

  The business addresses of the persons comprising this table are:  Messrs. Sheahan, Thuot and JPT 2 Holdings Ltd.-7087 MacPherson Avenue, Burnaby, British Columbia, Canada, V5J 4N4; Mr. Stinson-Slot #386, P.O. Box-A.P.59223, Nassau, Bahamas; Mr. Boulton-Suite 1800, 1095 West Pender Street, Vancouver, British Columbia, Canada V6E 2M6; Dr. Jackson-P.O. Box 470, Kensington, Maryland 20895; Mr. Howard-P.O. Box 1132, Sooke, British Columbia, Canada V0X 1N0; Ravenscraig Properties Limited-Box 71, Alofi, Niue, and J9 Enterprises Ltd.-Suite 480 179 West Pender Street, Vancouver, British Columbia, Canada V6C 1H2.

  The determination and calculation of beneficial ownership for purposes of preparing this table is based upon the definition of beneficial ownership in Rules 13d-3 and 13d-5 of the United States Securities Exchange Act of 1934, pursuant to which a person is deemed to beneficially own any securities over which he or she has either investment or voting power. Pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, we have also included in each person's share count any shares under any options, warrants, rights or conversion privileges which are or may become exercisable by that person within 60 days of the date of calculation for purposes of this proxy statement. In computing each person's respective percentage ownership, the shares attributable to his or her exercisable securities under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes), while exercisable securities attributable to the other executive officers, directors or 5% shareholders under the 60-day inclusion rule are disregarded. In computing the percentage ownership our company's officers and directors as a group, all shares attributable to exercisable securities held by the members of that group under the 60-day inclusion rule are treated as being outstanding (i.e., are added to the total outstanding shares of that class for computational purposes). The base number of outstanding shares of common stock, series 'A' preferred stock and series 'B' preferred stock as of the applicable date are 11,407,668, 1,000 and 241,668 shares, respectively.
  Executive officer.
  Director-nominee.
  5% shareholder.
  includes 2,726,839 common shares held by Ravenscraig Properties Limited, a corporation owned and controlled by Mr. Stinson. See note (13) to this table. Also includes 60,000 common shares issuable upon exercise of director options held by Mr. Stinson.
  These shares are held by Ravenscraig Properties Limited
  Includes (1) 119,995 common shares held by McSheahan Enterprises Ltd., a personal service corporation owned and controlled by Mr. Sheahan; 56,250 common shares held by the McSheahan Family Trust, a family trust controlled by Mr. Sheahan; and 19,689 common shares held by Mr. Sheahan's wife. Also includes 80,000 common shares issuable upon exercise of director options held by Mr. Sheahan, and 25,000 common shares issuable upon exercise of options granted under management services agreement with McSheahan Enterprises Ltd.
  Includes 730,476 common shares held by held by JPT 2 Holdings Ltd., a personal service corporation owned and controlled by Mr. Thuot, and 75,000 common shares held by JPT II Family Trust, a family trust controlled by Mr. Thuot. Also includes 80,000 common shares issuable upon exercise of director options held by Mr. Thuot, and 17,000 common shares issuable upon exercise of options granted under management services agreement with JPT 2 Holdings Ltd.
  Includes 60,000 common shares issuable upon exercise of director options held by Mr. Boulton.

  Includes 40,000 common shares issuable upon exercise of director options held by Dr. Jackson.
  Includes 20,000 common shares issuable upon exercise of director options held by Mr. Howard.
  Ravenscraig Properties Limited is a corporation owned and controlled by Mr. Stinson. In addition to 2,726,839 common shares held directly by Ravenscraig Properties Limited, includes 60,000 common shares issuable upon exercise of director options held by Mr. Stinson. See note (6) to this table.
  JPT 2 Holdings Ltd. is a personal service corporation owned and controlled by Mr. Thuot. In addition to 730,476 common shares held directly by JPT 2 Holdings Ltd., includes 75,000 common shares held by JPT II Family Trust, a family trust controlled by Mr. Thuot. Also includes 80,000 common shares issuable upon exercise of director options held by Mr. Thuot. See note (9) to this table.
  J9 Enterprises Ltd. is a corporation owned and controlled by Mr. John P. Chato. In addition to 1,551,799 common shares held directly by J9 Enterprises Ltd., includes 174,000 common shares held by BO Technical Developments Ltd., a corporation owned and controlled by Mr. Chato; 72,789 common shares held by BO Gas Limited, a corporation which indirectly controlled by Mr. Chato and 50,000 common shares held by Mr. Chato's wife. Also includes 100,000 common shares issuable upon exercise of options held by Mr. Chato.
  Includes 382,000 common shares issuable upon exercise of options.

To our knowledge there are no existing arrangements the operation of which may, at a later date, result in a change in control of our company.

SUMMARY OF COMPENSATION PAID TO EXECUTIVE OFFICERS

The following table shows the compensation paid over the past three fiscal years with respect to Clean Energy's three "named executive officers" in fiscal 2002. Under SEC rules, a company's "named executive officers" consist of its chief executive officer, its other most highly compensated executive officers (not to exceed four) whose annual salary and bonus exceeded $100,000 in the aggregate; and up to two additional individuals (if any) who would be included amongst those four other most highly compensated executive officers but for the fact that those individuals were not serving as an executive officer of the company. The term named executive officer also includes any officer who resigned during the year but would otherwise have been a named executive officer as of the end of the year.

Long Term Compensation

		Annual Compensation (1)			Awards		Payouts

Named Executive Officer and Principal Position	Year	Salary	Bonus	Other	Restricted Stock	Securities Underlying Options & SARs	Long Term Incentive Plan	All Other Compensation

R. Dirk Stinson Chief Executive Officer and President	2002 2001 2000	$ --- --- ---	$ --- --- ---	$ --- --- ---	--- --- ---	--- --- 60,000 (4)	--- --- ---	--- --- ---
John P. Thuot Former President (3)	2002 2001 2000	$ --- 19,500 (5) 74,500 (5)	$ --- --- ---	$ 41,615 (6) 46,800 (6) ---	--- --- ---	8,000 (7) --- 80,000 (8)	--- --- ---	--- --- ---
Barry A. Sheahan Chief Financial Officer	2002 2001 2000	$ --- 19,500 (9) 74,500 (9)	$ --- --- ---	$ 62,917 (10) 46,800 (10) ---	--- --- ---	12,000 (11) --- 80,000 (8)	--- --- ---	--- --- ---
  Clean Energy ordinarily pays salaries and other compensation to our named executive officers in Canadian dollars. The amounts shown as paid in this table have been converted into United States dollars based upon the average exchange rate for the year of payment used in preparing our consolidated financial statements.
  Includes, among other things, perquisites and other personal benefits, securities or property which exceed in the aggregate the lesser of either $50,000 or 10% of the total annual salary and bonus reported for that fiscal year.
  Mr. Thuot was Clean Energy's President through October 18, 2002, when he was replaced in that capacity by Mr. Stinson.

  Common share purchase options granted in connection with service on  board of directors.
  Compensation payable to Mr. Thuot under his employment agreement.
  Compensation payable under the company's management services agreement with Mr. Thuot's personal service corporation, JPT 2 Holdings Ltd., which superceded his employment agreement effective April 1, 2001.
  Common share purchase options payable as additional remuneration under the company's management services agreement with JPT 2 Holdings Ltd.
  Common share purchase options granted in connection with employment.
  Compensation payable to Mr. Sheahan under his employment agreement.
  Compensation payable under the company's management services agreement with Mr. Sheahan's personal service corporation, McSheahan Enterprises Ltd., which superceded his employment agreement effective April 1, 2001.
  Common share purchase options payable as additional remuneration under the company's management services agreement with McSheahan Enterprises Ltd.

SUMMARY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS GRANTED TO EXECUTIVE OFFICERS

The following table provides certain information with respect to individual grants during the 2002 fiscal year to each of our named executive officers of options to purchase our common stock and stock appreciation rights relating to our common stock, and the present and future value of the common shares underlying those grants:

	Individual Grants of Options or SARs					Total Value of Common Shares Underlying Options or SARs

Named Executive Officer	Common Shares Underlying Grant (3)	As Percentage of Grants to All Employees (4)	Exercise or Base Price per Underlying Common Share	FMV of Underlying Common Share at Grant Date	Expiration Date	FMV at Grant Date (1)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
						0%	5%	10%

R. Dirk Stinson	---	---	---	---	---	---	---	---
John P. Thuot	8,000 (5)	40%	$2 (6)	$0 to $0.70 (7)	2007	$0	$0	$ 0
Barry A. Sheahan	12,000 (5)	60%	$2 (6)	$0 to $0.70 (7)	2007	$0	$0	$ 0
  The fair market value of the options as of the date of grant reflect the difference between (1) the aggregate fair market value of the common shares underlying the option as of the date of grant based upon the closing trading price for our common stock as of that date as quoted on the OTC Bulletin Board, and (2) the aggregate exercise prices for the options.
  The potential realizable dollar value of the options reflect the difference between (1) the aggregate fair market value of the common shares underlying the options as of the date of grant based upon the closing trading price for our common stock as of that date as quoted on the OTC Bulletin Board, as adjusted to reflect hypothetical 5% and 10% annual growth rates {simple interest} from the date of grant until the expiration dates for the options, and (2) the aggregate exercise prices for the options. The 5% and 10% are hypothetical growth rates prescribed by the SEC for illustration purposes only, and are not a forecast or prediction as to future stock prices. The actual amount that any named executive officer may realize will depend on various factors on the date the options are exercised, so there is no assurance that the value realized by any named executive officer will be at or near the value set forth above in the chart.
  No SARs were granted to any named executive officer in fiscal 2002.
  The numerator in calculating this percentage includes options granted to each named executive officer in fiscal 2002 in his capacity as an officer (employee) and, if applicable, as a director. The denominator in calculating this percentage is 20,000, which represents options granted to all of the employees of Clean Energy during fiscal 2002, including the named executive officers, including, if applicable, grants of options attributable to their capacities as directors.
  Represents common share purchase options granted under the company's management services agreement on a monthly basis to the executive officer's personal service corporation in connection with the provision by that corporation of his services to Clean Energy. See "Employment Agreements With Executive Officers" below.
  The exercise price was fixed at $2 per share, corresponding to the exercise price fixed for options previously granted to our executive officers acting in that capacity
  Our common shares commenced trading on the OTC Bulletin Board on May 16, 2002. The fair market value of grants from that date through the end of fiscal 2003 varied from $0 to $0.70, based upon the closing trading price for our common stock as of the date of grant as quoted on the OTC Bulletin Board. Prior to May 16, 2002, there was no ascertainable fair market value insofar as there was no public or private market for our common shares during this period.

SUMMARY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS EXERCISED BY
EXECUTIVE OFFICERS AND YEAR END BALANCES

The following table provides certain information with respect to each of our named executive officers concerning any options to purchase common stock or stock appreciation rights they may have exercised in fiscal 2002, and the number and value of their unexercised options or stock appreciation rights as of December 31, 2002:

Unexercised In-The-Money Options and SARs at December 31, 2002

Named Executive Officer	Shares Acquired On Exercise	Value Realized (1)	Number (Exercisable/ Unexercisable)	Value (2) (Exercisable/ Unexercisable)

R. Dirk Stinson	---	---	40,000 / 20,000	$0 / $0
John P. Thuot	---	---	56,000 / 32,000	$0 / $0
Barry A. Sheahan	---	---	60,000 / 32,000	$0 / $0
  The dollar amount shown represents the difference between the fair market value of our common stock underlying the options as of the date of exercise and the option exercise price.
  The dollar value provided represents the cumulative difference in the fair market value of our common stock underlying all in-the-money options as of December 31, 2002 and the exercise prices for those options. Options are considered "in-the-money" if the fair market value of the underlying common shares as of the last trading day in fiscal 2002 exceeds the exercise price of those options. The fair market value of Clean Energy common stock for purposes of this calculation is $0.10, based upon the closing price for our common stock as quoted on the OTC Bulletin Board on December 31, 2002, the last trading day in fiscal 2002.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

Mr. R. Dirk Stinson is currently employed by Clean Energy as our President and Chief Executive Officer on an unpaid "at will" basis without an agreement. It is contemplated that Clean Energy will, at a future date, compensate Mr. Stinson in common shares for the fair value of his services up to that date in an amount to be negotiated, and will at that time also formally enter into an employment agreement providing for the payment of both cash and equity-based compensation going forward.

Mr. Mr. Barry A. Sheahan is currently employed as our Chief Financial Officer under a management services agreement dated effective April 1, 2001 with his personal service corporation, McSheahan Enterprises Ltd. The essential terms of the employment agreement is as follows:

  McSheahan Enterprises Ltd. is obligated to provide the exclusive services of Mr. Sheahan for the term of the agreement, and Mr. Sheahan is required to devote his full and undivided attention to our affairs.

  The agreement provides for a one-year initial term. After the initial term, the agreement renews automatically for successive one year terms, unless either McSheahan Enterprises Ltd. or Clean Energy elects by a written, 60-day notice not to renew or the agreement is terminated earlier in accordance with its terms.

  Monthly compensation to McSheahan Enterprises Ltd. for the provision of Mr. Sheahan's services under the agreement is CDN $8,000 ($5,200), plus the grant of options entitling McSheahan Enterprises Ltd. to purchase 1,000 common shares. These options have an exercise price of $2 per share and lapse five years from date of grant. McSheahan Enterprises Ltd. is also entitled to an annual performance bonus as determined by our board. It is the intent of the parties when Clean Energy has the financial resources to do so to negotiate an increase to the cash compensation provisions of the agreement with a commensurate decrease in the common share purchase option provisions.

  The agreement provides for early termination in the case of Mr. Sheahan's death or disability, Clean Energy's termination of agreement for "Cause," as that term is defined in the agreement; or the termination by McSheahan Enterprises Ltd. for "Good Reason," as that term is defined in the agreement. In general, where a termination is for death, disability, "Cause" or by McSheahan Enterprises Ltd. with "Good Reason," compensation allowances and benefits under the agreement will accrue only through the effective date of the termination. However, and again in general, where a termination is with "Cause," or by McSheahan Enterprises Ltd. for "Good Reason," the agreement provides that we will pay compensation and stipulated allowances and benefits through the end of the then applicable term.

On March 5, 1999, we granted common share purchase options under the 1999 Clean Energy Combustion Systems, Inc. Stock Plan to Mr. Sheahan entitling him to purchase 80,000 unregistered common shares , as an inducement for his continued performance as an executive officer. The exercise price for these options was fixed at $2 per share, which was based upon the proposed liquidation preference for our preferred shares. Although we had no valuation for our common shares, its value at the time of the issuance of these options was significantly less than $2 per share. These options vest in equal installments upon the conclusion of his first through fifth annual anniversary of continuous employment (including under the management services agreement with McSheahan Enterprises Ltd.), and lapse, if unexercised, five years following the date of vesting.

Report Of Board Of Directors On Executive Compensation

The following is a report from our board of directors addressing our compensation policy as it relates to Clean Energy's executive officers and key employees; and the rationale for compensation paid and prospectively payable to our principal executive officer for fiscal 2002.

--- Compensation Report ---

General Compensation Policies

In order to attract and retain qualified executives and key employees, Clean Energy's compensation program is designed to meet the following objectives:

  to reward individual results and to induce loyalty in the short and intermediate term by recognizing performance through base salary and, once we have revenues, annual bonuses; and

  for the longer term, to reward individual results, induce long-term loyalty, and link the interests of these executives and key professionals with the interests of our shareholders by encouraging stock ownership in Clean Energy through the grant of options tied to continued employment.

The initial amount of monthly base salary paid to executive officers and key employees is the amount, as determined by the board of directors as necessary within the company's financial limitations to attract and retain executives with the requisite superior abilities to both perform their executive and professional functions and, given the developing nature of our business and our desire to maintain a lean staffing profile, to provide cross-support for our other executives and employees. The determination of which executive officers and key employees should receive a bonus and/or grant of stock options, and what the amount of the bonus and/or terms of the grant of stock options should be, is based upon a subjective analysis of the executive's or key employee's level of responsibility, performance of duties, and contribution toward Clean Energy's success, and takes into consideration other types and amounts of performance based compensation paid to them. All stock options granted to date are subject to vesting conditions based on continued employment, which the board of directors believes creates a more productive workforce by meeting the following objectives:

  acting as an inducement for long-term employment with Clean Energy, thereby lending stability to our employee base and preserving the confidentiality of our proprietary property; and

  encouraging longer-term productivity by our employees as they see their efforts translate into greater share value.

Compensation for Former Chief Executive Officer

Mr. John P. Thuot , our President and chief executive officer through October 18, 2002, was entitled to the following compensation under the company's management services agreement with Mr. Thuot's personal service corporation, JPT 2 Holdings Ltd., dated May 5, 2001:

  a current annual base remuneration of CDN $96,000 (U.S. $62,000),

  options to purchase 1,000 shares of common stock per month at $2 per share; and

  an annual performance bonus, as determined in the sole discretion of our board of directors.

The annual base salary payable to Mr. Thuot at the time the management services agreement was entered into was considerably lower than the amount our board of directors believed he should otherwise receive based upon his level of responsibility in the development of our company and its business, and was primarily fixed based upon Clean Energy's financial condition at that time.

Compensation for Current Chief Executive Officer

Mr. R. Dirk Stinson has been employed by Clean Energy as our President and Chief Executive Officer since October 18, 2002 on an unpaid "at will" basis without an agreement. It is contemplated that Clean Energy will, at a future date, compensate Mr. Stinson in common shares for the fair value of his services up to that date in an amount to be negotiated, and will at that time also formally enter into an employment agreement providing for the payment of both cash and equity-based compensation going forward. Given our current financial resources, we anticipate that the elements of the employment agreement will most likely mirror those contained in the management services agreement entered into with JPT 2 Holdings Ltd. with respect to Mr. Thuot. We anticipate that the board of directors will approve a meaningful increase in compensation and benefits when warranted by additional financial resources and business developments.

Section 162(m) of the Internal Revenue Code

The board of directors has not formulated a policy in qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Internal Revenue Code, and does not foresee the necessity of doing so in for at least the upcoming year.

Should limitations on the deductibility of compensation become a material issue, the board of directors will, at that time, determine whether such a policy should be implemented, either in general or with respect to specific executives.

The Board of Directors
R. Dirk Stinson	John L. Howard
Barry A. Sheahan	L. Clive Boulton
John P. Thuot	William D. Jackson

REPORT OF AUDIT COMMITTEE ON AUDIT AND INDEPENDENT AUDITORS

The following is a report from of the audit committee of our board of directors concerning the audit of our financial statements and the appointment of our independent auditors.

--- Audit Report ---

The audit committee of Clean Energy's board of directors reviews Clean Energy's financial reporting process. In fulfilling our responsibilities, we have reviewed and discussed the audited financial statements contained in Clean Energy's annual report on form 10-K for the year ended December 31, 2002 with both Clean Energy's management and its independent auditors, Staley Okada & Partners. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The board of directors has discussed with Staley Okada & Partners the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, Staley Okada & Partners provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the audit committee has reviewed with Staley Okada & Partners matters relating to their independence from Clean Energy and its management, including the matters in that disclosure.

In reliance on the reviews and discussion referred to above, both the audit committee and the board of directors approved the audited financial statements contained in Clean Energy's annual report on form 10-K for the year ended December 31, 2002, for filing with the SEC.

The audit committee has adopted a written charter, a copy of which is attached as an appendix to this proxy statement.

The board of directors on the advice and recommendation of the audit committee has also approved the appointment of Staley Okada & Partners as Clean Energy's independent auditors for the year ended December 31, 2003, subject to shareholder ratification.

The Audit Committee
John L. Howard	L. Clive Boulton
John P.Thuot

TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL SHAREHOLDERS

Since January 1, 2002, Clean Energy has entered into the following material transactions or series of transactions with our management and principal shareholders:

  On September 13, 2002 we entered into an agreement with one of our shareholders, Ravenscraig Properties Limited, a corporation owned and controlled by Mr. R. Dirk Stinson, our President and Chief Executive Officer and one of our directors, to convert $444,585 in loans and other amounts payable to that corporation into 683,976 common shares at the conversion rate of $0.65 (CDN $1) per share.

  On September 13, 2002 we entered into an agreement with Mr. John D. Chato, a past director and principal shareholder through his wholly-owned and controlled personal service company J9 Holdings Ltd., to convert $87,544 of wages payable to him and accrued interest thereon into 134,683 common shares at the conversion rate of $0.65 (CDN $1) per share.

  On September 13, 2002 we entered into an agreement with another of our shareholders, JPT 2 Holdings Ltd., a personal service corporation owned and controlled by Mr. John P. Thuot , a director and past executive officer, to convert $34,138 of fees and interest thereon payable to that corporation with respect to management services provided by Mr. Thuot under a management services agreement with that corporation, into 52,520 common shares at the conversion rate of $0.65 (CDN $1) per share.

  On September 13, 2002 we entered into an agreement with another of our shareholders, McSheahan Enterprises Ltd., a personal service corporation owned and controlled by Mr. Barry A. Sheahan , our Chief Financial Officer and a director, to convert $34,138 of fees and interest thereon payable to that corporation with respect to management services provided by Mr. Sheahan under a management services agreement with that corporation, into 52,520 common shares at the conversion rate of $0.65 (CDN $1) per share.

  On September 13, 2002 we entered into an agreement with another of our shareholders and a director, Mr. L. Clive Boulton , to convert $10,346 in loans and interest thereon payable to Mr. Boulton into 15,917 common shares at the conversion rate of $0.65 (CDN $1) per share.

  On September 13, 2002 we entered into an agreement with BO Gas Limited, a corporation with common directors and shareholders, to convert $14,407 in loans and interest thereon payable to that corporation into 22,165 common shares at the conversion rate of $0.65 (CDN $1) per share.

  On September 13, 2002 we entered into an agreement with a relative of Mr. Barry A. Sheahan , our Chief Financial Officer and a director, to convert $128,502 in loans and interest thereon payable to that relative into 197,695 common shares at the conversion rate of $0.65 (CDN $1) per share.

The foregoing settlements arose in conjunction with the listing of our common shares on the OTC Bulletin Board as of May 16, 2002, and the pre-existing rights of Ravenscraig, JPT 2 Holdings Ltd. and McSheahan Enterprises Ltd. to convert their indebtedness into common shares. Specifically, these parties each had the right under various agreements they had previously entered into with Clean Energy to convert their indebtedness into common shares on or after July 16, 2002 (two months after the date of commencement of trading on the OTC Bulletin Board) at a conversion rate equal to 80% of the average market trading price for the twenty business days prior to conversion, but not to exceed $2 per share. The conversion rate under that formula would have been approximately $0.20 per share, however, these parties, together with the other related parties named above and other consenting creditors, agreed on a collective basis to convert their indebtedness into common shares at the much less favorable rate of $0.65 per share. The foregoing shares were issued by Clean Energy in March 2003.

  Mr. L. Clive Boulton , a current director and a director-nominee, is a partner of DuMoulin & Boskovich, a law firm located in Vancouver, British Columbia, Canada, which rendered legal services to Clean Energy during fiscal 2002 in the amount of CDN $119 ($76).

  Dr. William D. Jackson has been a consultant to Clean Energy since January 20, 2000. Most recently, from April 2, 2001 through April 1, 2002, Dr. Jackson was employed under a one-year Corporate Consulting Agreement pursuant to which he would provide up to 480 hours of services including participating in a pulse combustion technology characterization study, for payment of $5,000 per month for the duration of the contract plus travel expenses. This agreement has since been renewed through June 30, 2003.

Stock Performance Graph

Set forth below is a line graph which compares the percentage change in the cumulative total shareholder return of our common stock since the creation of a public market for those shares on May 16, 2002, against the cumulative total shareholder return since that date of the following indexes selected by Clean Energy:

  the Standard & Poor's SmallCap 600 Index, which is comprised of a broad cross-section of public companies with relatively smaller market capitalizations listed on the New York Stock Exchange, American Stock Exchange and Nasdaq Market; and

  the S&P 600 Industrial Machinery Index, which is comprised of a cross-section of public companies included in the industrial machinery sub-index of the Global Industry Classification Standard developed by Standard & Poor's and Morgan Stanley Capital International.

The graph assumes an initial investment of $100 in our common stock and each of the indexes as of May 16, 2002, the date our common shares commenced trading on the OTC Bulletin Board, and further assumes reinvestment of any dividends. You should note the comparative indexes are comprised of companies with established operating histories and, in most cases, significantly larger resources and market capitalizations than Clean Energy.

[LINE GRAPH]

Index	5/16/02	12/31/02

Clean Energy	$100	$ 14.29
S&P SmallCap 600 Index	$100	$ 78.05
S&P 600 Industrial Machinery Index	$100	$ 81.26

he historical stock performance depicted on the graph is not necessarily indicative of future performance. Clean Energy will not make or endorse any predictions as to future stock performance or dividends.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES AND EXCHANGE ACT

Section 16(a) of the Securities and Exchange Act of 1934 requires any person who is a director or executive officer of Clean Energy, or who beneficially holds more than 10% of any class of our securities which have been registered with the SEC, to file reports of initial ownership and changes in ownership with the SEC. These persons are also required under SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To our knowledge based solely on our review of the copies of the Section 16(a) reports furnished to us and written representations to us that no other reports were required, the following directors and executive officers were late or deficient with respect to the following filings under Section 16(a) during fiscal 2002:  (1) Mr.  R. Dirk Stinson and his controlled entities-forms 4 for January 2002 for Mr. Stinson (four transactions), Ravenscraig Properties Limited (two transactions), and 818879 Alberta, Ltd. (one transaction); (2) Mr. Sheahan and his controlled entities-form 5 for fiscal 2001 (covering two sets of transactions, one of which related to initial reporting of common shares and options upon Clean Energy becoming a reporting company, and the other relating to the monthly grant of options from March 2001 through December 2001 under his management services agreement with McSheahan Enterprises Ltd.), and forms 4 for the months of January through February 2002, and July through December 2002 (one transaction per month relating to the monthly grant of options under the management services agreement with McSheahan Enterprises Ltd.), (3) Mr. John P. Thuot and his controlled entities-form 5 for fiscal 2001 (covering two sets of transactions, one of which related to initial reporting of common shares and options upon Clean Energy becoming a reporting company, and the other relating to the monthly grant of options from March 2001 through December 2001 under his management services agreement with JPT 2 Holdings Ltd.), and forms 4 for the months of January through February 2002, and July through August 2002 (one transaction per month relating to the monthly grant of options under the management services agreement with JPT 2 Holdings Ltd.); (4) Mr. L. Clive Boulton-form 5 for fiscal 2001 (one transaction); (5) Dr. William D. Jackson-form 5 for fiscal 2001 (one transaction); and (6) Mr. John L. Howard-form 3 for fiscal 2001 (one transaction).

By Order of the Board of Directors
/s/ Barry A. Sheahan
Barry A. Sheahan Chief Financial Officer and Secretary

Appendix A to Clean Proxy Statement

CLEAN ENERGY COMBUSTIONS SYSTEM, INC.

AUDIT COMMITTEE CHARTER

(Adopted March 21, 2003)

Membership

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Clean Energy Combustion Systems, Inc. ("Clean Energy") shall consist of such number of directors as may be fixed by the Board. In making appointments to the Committee, the Board shall to the extent practicable satisfy the following guidelines:

  a majority of the Committee shall, in the judgment of the Board, be independent;

  a majority of the Committee shall, in the judgment of the Board, have the ability to read and understand Clean Energy's basic financial statements or shall at the time of appointment undertake training for that purpose; and

  at least one member of the Committee shall, in the judgment of the Board, have accounting or financial management expertise.

Responsibilities

The responsibilities of the Committee shall be to:

  review with members of the public accounting firm selected as outside auditors for Clean Energy, the scope of the prospective audit, the estimated fees therefore and such other matters pertaining to such audit as the Committee my deem appropriate, and receive copies of the annual comments from the outside auditors on accounting procedures and systems of control and review with them any questions, comments or suggestions they may have relating to the internal controls, account practices or procedures of Clean Energy or its subsidiaries;

  review the then current and future programs of Clean Energy's internal audit personnel, including the procedure for assuring implementation of accepted recommendations made by the auditors; receive summaries of all audit reports issued by the internal audit personnel; and review the significant matters contained in such reports;

  make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of Clean Energy and its subsidiaries and with respect thereto as may be deemed appropriate;

  recommend annually the public accounting firm to be outside independent auditors for Clean Energy, for approval by the Board and set their compensation;

  review with management and the public accounting firm selected as outside independent auditors for Clean Energy the annual and quarterly financial statements of Clean Energy and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on form 10-K or 10-Q with the Securities and Exchange Commission; such review to include the items required by SAS 71 as in effect at that time in the case of the quarterly statements;

  receive from the outside independent auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the outside auditors; and

  review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to Clean Energy, the scope and status of systems designed to assure company compliance with laws, regulations and internal parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact Clean Energy's contingent liabilities and risks.

Meetings

The Committee shall meet at such times as it deems necessary to fulfill its responsibilities.

Report

The Committee shall prepare a report each year concerning its compliance with this charter for inclusion in Clean Energy's proxy statement relating to the election of directors.

Proxy For Holders Of Common Stock and Series 'B' Preferred Stock

Clean Energy Combustion Systems, Inc.

Annual Meeting of Shareholders - July 25, 2003

The undersigned hereby appoints R. DIRK STINSON and BARRY A. SHEAHAN and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.0001 (the "common shares") and series 'B' preferred stock, par value $0.0001 (the "series 'B' preferred shares") of CLEAN ENERGY COMBUSTION SYSTEMS, INC., a Delaware corporation ("Clean Energy"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Clean Energy (the "annual meeting") to be held at 7087 MacPherson Avenue, Burnaby, British Columbia, Canada V5J 4N4, on Friday, July 25, 2003, at the hour of 1:00 p.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Clean Energy's Notice of Annual Meeting of Shareholders And Proxy Statement dated June 25, 2003 (the "proxy statement").

1. Election Of Directors

The election of the following six nominees identified in the proxy statement to serve on Clean Energy's board of directors until the annual meeting to be held in the year 2004:

R. Dirk Stinson	Barry A. Sheahan	John P. Thuot

L. Clive Boulton	William D. Jackson	John L. Howard

For [___] Withhold [___]

You may withhold authority to vote for the election of any of the director nominees by lining through his name above.

Clean Energy's board of directors recommends that you vote "FOR" the election of Messrs. Stinson, Sheahan, Thuot, Boulton, Jackson and Howard to serve on its board of directors. Unless specific direction is given to withhold authority for the election of all of the aforesaid director nominees or any of them, the common or series 'B' preferred shares represented by this proxy shall be voted "FOR" the election of each of the aforesaid director nominees (including where this proxy has been duly signed but no specific voting instructions have been given).

2. Ratification Of Independent Auditors

Ratification of the appointment of Staley Okada & Partners as Clean Energy's independent auditors for the fiscal year ended December 31, 2003.

For  [___]           Against  [___]           Abstain  [___]

Clean Energy's board of directors recommends that you vote "FOR" the ratification of Staley Okada & Partners as Clean Energy's independent auditors for the fiscal year ended December 31, 2003. Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common and series 'B' preferred shares represented by this proxy will be voted "FOR" that proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

3.  Other Matters

All other matters that may properly be brought before the annual meeting for vote by the holders of the common and series 'B' preferred shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

For  [___]           Withhold  [___]

Clean Energy's board of directors recommends that you vote "FOR" the proposal. Unless specific direction is given to withhold authority for the aforesaid proposal, the common and series 'B' shares represented by this proxy will be voted by the proxy holders in their discretion.

All other proxies heretofore given by the undersigned to vote common or series 'B' preferred shares which the undersigned would be entitled to vote if personally present at the annual meeting or any postponement or adjournment thereof are hereby expressly revoked. This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the proxy statement dated June 25, 2003 relating to the annual meeting.

NOTE: Please date this proxy and sign it exactly as your name or names appear on your shares. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

  ________________________

  (Date)

  _________________________

  (Signature)

  _________________________

  (Signature)